                                                               EXECUTION VERSION

================================================================================

                                          [Published CUSIP Number: ____________]

                                CREDIT AGREEMENT

                            Dated as of July 21, 2006

                                      among

                            BARR LABORATORIES, INC.,
                                  as Borrower,

                                       and

                          CERTAIN FOREIGN SUBSIDIARIES,
                                  as Borrowers,

                                       and

                           BARR PHARMACEUTICALS, INC.,

                                       and

                              CERTAIN SUBSIDIARIES
                         FROM TIME TO TIME PARTY HERETO,
                                  as Guarantors

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                         Lead Arranger and Book Manager

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                                       Page
-------                                                                                                                       ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS................................................................................      2

            1.01        Defined Terms.....................................................................................      2
            1.02        Other Interpretive Provisions.....................................................................     29
            1.03        Accounting Terms..................................................................................     30
            1.04        Rounding..........................................................................................     31

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS..........................................................................     34
            2.01        Revolving Loans and Acquisition Facility Loan.....................................................     34
            2.02        Borrowings, Conversions and Continuations of Loans................................................     34
            2.03        Letters of Credit.................................................................................     37
            2.04        Swing Line Loans..................................................................................     48
            2.05        Prepayments.......................................................................................     51
            2.06        Termination or Reduction of Aggregate Commitments.................................................     54
            2.07        Repayment of Loans................................................................................     55
            2.08        Interest..........................................................................................     56
            2.09        Fees..............................................................................................     57
            2.10        Computation of Interest and Fees..................................................................     58
            2.11        Evidence of Debt..................................................................................     58
            2.12        Payments Generally; Administrative Agent's Clawback...............................................     59
            2.13        Sharing of Payments by Lenders....................................................................     61
            2.14        Designated Foreign Borrowers......................................................................     61

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY........................................................................     63
            3.01        Taxes.............................................................................................     63
            3.02        Illegality........................................................................................     65
            3.03        Inability to Determine Rates......................................................................     66
            3.04        Increased Costs; Reserves on Eurocurrency Rate Loans..............................................     66
            3.05        Compensation for Losses...........................................................................     68
            3.06        Mitigation Obligations; Replacement of Lenders....................................................     69
            3.07        Survival..........................................................................................     70

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS......................................................................     70
            4.01        Closing Conditions................................................................................     70
            4.02        Conditions to all Revolving Credit Extensions.....................................................     71
            4.03        Conditions to Issuance of Acquisition Letter of Credit............................................     72
            4.04        Conditions to Extension of Initial Acquisition Facility Loan......................................     72
            4.05        Conditions to Extension of Each Acquisition Facility Loan After the Initial Acquisition Facility
                         Loan Funding Date................................................................................     73

ARTICLE V REPRESENTATIONS AND WARRANTIES..................................................................................     74
            5.01        Existence, Qualification and Power; Compliance with Laws..........................................     74

            5.02        Authorization; No Contravention...................................................................     74
            5.03        Governmental Authorization; Other Consents........................................................     75
            5.04        Binding Effect....................................................................................     75
            5.05        Financial Statements; No Material Adverse Effect..................................................     75
            5.06        Litigation........................................................................................     75
            5.07        No Default........................................................................................     76
            5.08        Ownership of Property; Liens......................................................................     76
            5.09        Environmental Compliance..........................................................................     76
            5.10        Taxes.............................................................................................     76
            5.11        ERISA Compliance..................................................................................     76
            5.12        Subsidiaries......................................................................................     77
            5.13        Margin Regulations; Investment Company Act........................................................     77
            5.14        Disclosure........................................................................................     78
            5.15        Compliance with Laws..............................................................................     78
            5.16        Intellectual Property; Licenses, Etc..............................................................     78
            5.17        Representations as to Foreign Obligors............................................................     78

ARTICLE VI AFFIRMATIVE COVENANTS..........................................................................................     79
            6.01        Financial Statements..............................................................................     79
            6.02        Certificates; Other Information...................................................................     80
            6.03        Notices...........................................................................................     81
            6.04        Payment of Obligations............................................................................     82
            6.05        Preservation of Existence, Etc....................................................................     82
            6.06        Maintenance of Properties.........................................................................     83
            6.07        Maintenance of Insurance..........................................................................     83
            6.08        Compliance with Laws and Contractual Obligations..................................................     83
            6.09        Books and Records.................................................................................     83
            6.10        Use of Proceeds...................................................................................     83
            6.11        Additional Guarantors.............................................................................     84

ARTICLE VII NEGATIVE COVENANTS............................................................................................     85
            7.01        Liens.............................................................................................     85
            7.02        Investments.......................................................................................     87
            7.03        Non-Loan Party Indebtedness.......................................................................     88
            7.04        Fundamental Changes...............................................................................     89
            7.05        Restricted Payments...............................................................................     90
            7.06        Change in Nature of Business......................................................................     90
            7.07        Transactions with Affiliates......................................................................     90
            7.08        Restrictive Agreements............................................................................     91
            7.09        Use of Proceeds...................................................................................     92
            7.10        Financial Covenants...............................................................................     92

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES...............................................................................     93
            8.01        Events of Default.................................................................................     93
            8.02        Remedies Upon Event of Default....................................................................     95
            8.03        Application of Funds..............................................................................     96

ARTICLE IX  ADMINISTRATIVE AGENT..........................................................................................     97
            9.01        Appointment and Authority.........................................................................     97
            9.02        Rights as a Lender................................................................................     97
            9.03        Exculpatory Provisions............................................................................     98
            9.04        Reliance by Administrative Agent..................................................................     99
            9.05        Delegation of Duties..............................................................................     99
            9.06        Resignation of Administrative Agent...............................................................     99
            9.07        Non-Reliance on Administrative Agent and Other Lenders............................................    100
            9.08        No Other Duties, Etc..............................................................................    100
            9.09        Administrative Agent May File Proofs of Claim.....................................................    101
            9.10        Guaranty Matters..................................................................................    101

ARTICLE X MISCELLANEOUS...................................................................................................    102
            10.01       Amendments, Etc...................................................................................    102
            10.02       Notices; Effectiveness; Electronic Communication..................................................    103
            10.03       No Waiver; Cumulative Remedies....................................................................    105
            10.04       Expenses; Indemnity; Damage Waiver................................................................    105
            10.05       Payments Set Aside................................................................................    107
            10.06       Successors and Assigns............................................................................    107
            10.07       Treatment of Certain Information; Confidentiality.................................................    112
            10.08       Right of Setoff...................................................................................    113
            10.09       Interest Rate Limitation..........................................................................    113
            10.10       Counterparts; Integration; Effectiveness..........................................................    113
            10.11       Survival of Representations and Warranties........................................................    114
            10.12       Severability......................................................................................    114
            10.13       Replacement of Lenders............................................................................    114
            10.14       Governing Law; Jurisdiction; Etc..................................................................    115
            10.15       Waiver of Jury Trial..............................................................................    116
            10.16       No Advisory or Fiduciary Responsibility...........................................................    116
            10.17       USA PATRIOT Act Notice............................................................................    117
            10.18       Judgment Currency.................................................................................    117

ARTICLE XI GUARANTY.......................................................................................................    118
            11.01       The Guaranty......................................................................................    118
            11.02       Obligations Unconditional.........................................................................    119
            11.03       Reinstatement.....................................................................................    120
            11.04       Certain Waivers...................................................................................    121
            11.05       Remedies..........................................................................................    121
            11.06       Rights of Contribution............................................................................    122
            11.07       Guaranty of Payment; Continuing Guarantee.........................................................    122

SCHEDULES

1.01        Mandatory Cost Formulae
1.01A       Scheduled Financial Information
1.01B       Permitted Transfers
2.01        Commitments and Applicable Percentages
5.12        Subsidiaries; Other Equity Investments
7.01        Existing Liens
7.02        Existing Investments
7.03        Existing Indebtedness
7.07        Existing Affiliate Transactions
7.08        Restrictive Agreements
10.02       Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

            Form of
1.01        Investment Guidelines
2.02        Form of Loan Notice
2.04        Form of Swing Line Loan Notice
2.11(a)     Form of Note
2.14(a)     Designated Foreign Borrower Request and Assumption Agreement
2.14(b)     Designated Foreign Borrower Notice
6.02        Form of Compliance Certificate
6.11        Form of Guarantor Joinder Agreement
10.06       Form of Assignment and Assumption

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of July 21, 2006, among Barr Laboratories, Inc, a Delaware corporation (the "Company"), certain Foreign Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a "Designated Foreign Borrower"; and together with the Company, the "Borrowers" and, each a "Borrower"), Barr Pharmaceuticals, Inc., a Delaware corporation (the "Parent") as a guarantor along with certain Subsidiaries of the Parent (individually a "Guarantor" and collectively the "Guarantors"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

      The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      The Company has requested that the Lenders provide an acquisition facility (the "Acquisition Facility") in connection with Barr Europe's (defined in
Section 1.01 below) offer to acquire the outstanding equity interests of Pliva d.d., Zagreb, Grada Vukovara 49, a corporation organized under the laws of Croatia ("Park Place" and collectively, with its subsidiaries, the "Acquired Company"), in accordance with Barr Europe's certain proposal for an acquisition of "Park Place d.d." by "Boardwalk" set forth in that certain letter dated June 12, 2006, and as amended and/or replaced by that certain letter dated June 23, 2006, each addressed to Deutsche Bank (the "Acquisition Offer"). The acquisition of the shares of the Acquired Company by the Parent through Barr Europe shall be implemented via a tender process in accordance with the laws of Croatia and other applicable law.

      In connection with such Acquisition Offer, the Company has requested the option to have the L/C Issuer issue a single standby letter of credit under the Acquisition Facility, which shall be available for issuance during the period beginning on the Closing Date and ending thirty (30) days following the Closing Date, the beneficiary of which shall be Bank of America, N.A., London Branch (the "Guarantor Bank") for the purpose of back-stopping the obligations of such Guarantor Bank arising under that certain Guarantee No. 6008GT004960/06 provided by the Guarantor Bank, which guarantees the payment of the shares of Park Place to be acquired by Barr Europe (the "Guarantor Bank Guarantee").

      Upon receipt by the Parent, the Company or Barr Europe of notice from the Croatian Central Depositary Agency (the "CDA") of a calculation of the purchase price for the tendered shares of the Acquired Company demonstrating that at least 50% plus one share of the outstanding shares of the Acquired Company shall have been tendered in response to Acquisition Offer for such shares (or the Parent, the Company or Barr Europe shall have agreed to waive the 50% plus one share requirement in such Acquisition Offer), the Company has requested that on or after the Closing Date, the Company have the option to request, during the Acquisition Facility Loan Availability Period (defined below), the Lenders to advance the initial draw of a term loan (each term loan draw, an "Acquisition Facility Loan" collectively, the "Acquisition Facility Loans") in Dollars, during the Acquisition Facility Loan Availability Period (defined in Section
1.01 below), the proceeds of which shall either (x) reimburse any draw made under the Acquisition Facility Letter of Credit or (y) finance, in part, the acquisition by the Company through Barr Europe of the outstanding shares of the Acquired Company which have been tendered in response to Acquisition Offer (with the simultaneous cancellation of the Acquisition Letter of Credit). In accordance with the terms and conditions herein, including without limitation Section 2.01(b) and Section 4.05, and during the Acquisition Facility Loan Availability Period, the Company may request up to two additional Acquisition Facility Loans which shall be used to acquire outstanding shares of the Acquired Company.

      The L/C Issuer is willing to issue the Acquisition Facility Letter of Credit during the Acquisition Facility Letter of Credit Availability Period in reliance upon the Acquisition Facility Commitments and the Lenders are willing to provide the initial Acquisition Facility Loan to either (x) reimburse the L/C Issuer for any draw made under the Acquisition Facility Letter of Credit or (y) finance, in part, the Target Acquisition (with the simultaneous cancellation of the Acquisition Letter of Credit) on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" means the acquisition by any Person of (i) all or substantially all of the Equity Interests in, or the Property of, another Person, or (ii) any product line or segment of business or division (including, without limitation, the acquisition of rights, production or distribution of a product or product line) of another Person, whether or not involving a merger or consolidation with such Person.

      "Acquired Company" has the meaning specified in the recitals hereto.

      "Acquisition Documentation" means the Acquisition Offer.

      "Acquisition Facility Commitment" means, as to each Lender, its obligation to (a) make Acquisition Facility Loans to the Company pursuant to Section 2.01(b) and (b) purchase participations in the Acquisition Facility Letter of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

      "Acquisition Facility Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension, in each case with respect to the Acquisition Facility Commitment.

      "Acquisition Facility Letter of Credit" means that certain single standby letter of credit to be issued by the L/C Issuer, in reliance upon the Acquisition Facility Commitments of the Lenders set forth herein, which shall be available for issuance during the Acquisition Facility Letter of Credit Availability Period and shall (a) be used for the purpose of supporting the Acquisition Offer, (b) be available to the beneficiary in a single draw, (c) shall be denominated in U.S. dollars or Euros, (d) have an expiry date not later than January 31, 2007 and (e) otherwise in accordance with the provisions of
Section 2.03.

      "Acquisition Facility Letter of Credit Availability Period" means the period beginning on the Closing Date and ending on the earliest of (a) thirty
(30) days following the Closing Date, (b) the Acquisition Facility Letter of Credit Issuance Date and (c) the date on which the Acquisition Offer has been terminated or has been withdrawn.

      "Acquisition Facility Letter of Credit Issuance Date" means the date on which the Acquisition Letter of Credit has been issued by the L/C Issuer.

      "Acquisition Facility Loan" has the meaning specified in the recitals.

      "Acquisition Facility Loan Availability Period" means, with respect to the Acquisition Facility Commitments, the period from and including the Closing Date to the earliest of (a) January 31, 2007, if the Initial Acquisition Facility Loan Funding Date has not occurred on or prior to January 31, 2007, (b) the date of termination of all outstanding Acquisition Facility Commitments pursuant to
Section 2.06, (c) the date of termination of the Lender's Acquisition Commitments to make Acquisition Facility Loans and of the obligation of the L/C Issuer to issue the Acquisition Facility Letter of Credit pursuant to Section 8.02, (d) the date on which either the Acquisition Offer has been withdrawn or has expired and (e) the date three hundred sixty five (365) days after the Initial Acquisition Facility Loan Funding Date.

      "Acquisition Offer" the Parent's certain proposal for an acquisition of "Park Place d.d." by "Boardwalk" set forth in that certain letter dated June 12, 2006 and as amended and/or replaced by that certain letter dated June 23, 2006, each addressed to Deutsche Bank.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Acquisition Facility Commitments" means the Acquisition Facility Commitments of all the Lenders. The initial amount of the Aggregate Acquisition Facility Commitments in effect on the Closing Date is TWO BILLION DOLLARS ($2,000,000,000).

      "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).

      "Agreement" means this Credit Agreement.

      "Alternative Currency" means the Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

      "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Applicable Percentage" means with respect to any Lender at any time, (a) with respect to such Lender's Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender's Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 2.03(a)(i) have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender's Acquisition Facility Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Acquisition Facility Commitments represented by such Lender's Acquisition Facility Commitment at such time; provided that (i) if the commitment of each Lender to make its portion of the Acquisition Facility Loans and the obligation of the L/C Issuer to issue the Acquisition Letter of Credit pursuant to Section 2.03(a)(ii) have been terminated pursuant to Section 8.02 or (ii) if the Aggregate Acquisition Facility Commitments have expired and (x) the Acquisition Facility Loans have been advanced, such Lender's portion of the outstanding Acquisition Facility Loans at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Acquisition Facility Loans held by such Lender at such time and (y) if no Acquisition Facility Loan has been advanced, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Corporate Ratings as set forth below:


                                         Revolving                             Acquisition
                            Revolving     Credit                                 Facility        Acquisition
                             Credit      Facility                               Applicable        Facility
                            Facility    Applicable  Revolving                   Margin for       Applicable
                           Applicable   Margin for    Credit                      LIBOR          Margin for
                           Margin for    Alternate   Facility               Loans/Acquisition     Alternate
            Corporate         LIBOR      Base Rate  Letter of    Facility   Facility Letter of    Base Rate
Level        Ratings          Loans        Loans    Credit Fee      Fee         Credit Fee          Loans
-----  ------------------  ----------   ----------  ----------   --------   ------------------   -----------
 I     Greater than or      40.0 bps     0 bps     40.0 bps    10.0 bps        50.0 bps           0 bps
       equal to BBB+/Baa1
 II         BBB/Baa2        50.0 bps     0 bps     50.0 bps    12.5 bps        62.5 bps           0 bps
III         BBB-/Baa3       60.0 bps     0 bps     60.0 bps    15.0 bps        75.0 bps           0 bps
 IV        BB+/Ba1          70.0 bps     0 bps     70.0 bps    17.5 bps        87.5 bps           0 bps
 V         BB/Ba2           87.5 bps     0 bps     87.5 bps    25.0 bps       112.5 bps         12.5 bps
 VI     Less than BB/Ba2   100.0 bps     0 bps    100.0 bps    37.5 bps       137.5 bps         37.5 bps

            "Corporate Rating" means, as of any date of determination, the rating as determined by the Ratings Agencies as the Parent's corporate credit (family) rating (collectively, the "Corporate Ratings"); provided that if a Corporate Rating is issued by the Ratings Agencies and there is a split rating, then the highest of such Corporate Ratings shall apply (with the Corporate Rating for Pricing Level I being the highest and the Corporate Rating for Pricing Level VI being the lowest) in determining the Pricing Level. If there is a multiple split in Corporate Ratings, then the Corporate Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; provided, further, however, that the Applicable Rate shall be at pricing Level VI if no Corporate Rating is available from each of the Rating Agencies or such Corporate Ratings do not give pro forma effect to the Acquisition of the Acquired Company (to the extent applicable).

Initially, the Applicable Rate shall be at Level III until the earlier of (x) ninety (90) days following the Closing Date and (y) the date on which the Parent has obtained its Corporate Ratings. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Corporate Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, in consultation with the Company, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as lead arranger and book manager.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit 10.06 or any other form approved by the Administrative Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended June 30, 2005, and the related consolidated statements of income or retained earnings and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Barr Europe" means Barr Laboratories Europe B.V., a private limited liability company that is a Wholly Owned Subsidiary of the Parent.

      "BAS" means Banc of America Securities LLC and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

      "Borrower Materials" has the meaning specified in Section 6.02.

      "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Capital Markets Facility" means that certain Credit Agreement dated as of the date hereof among Barr Laboratories, Inc, a Delaware corporation, Barr Pharmaceuticals, Inc., a Delaware corporation, as a guarantor along with certain of the domestic subsidiaries of the Parent as guarantors, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "CDA" means the Croatian Central Depositary Agency.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

            (a) the Parent shall cease to own directly or indirectly 100% on a fully diluted basis of the voting interest in the Company's capital stock; or

            (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

            (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, the Revolving Commitment of such Lender and/or the Acquisition Facility Commitment of such Lender.

      "Company" has the meaning specified in the introductory paragraph hereto.

      "Compliance Certificate" means a certificate in the form of Exhibit 6.02.

      "Consolidated Assets" means, at any date, the consolidated assets of the Parent and its Subsidiaries at such date, as determined in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for Federal, state, local and foreign income taxes (including franchise taxes imposed in lieu thereof) payable by the Parent and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) write-offs (including, without limitation, write-offs and write-downs of acquired in-process research and development in connection with Acquisitions and any write-off of deferred financing costs in connection with the prepayment or repurchase of Indebtedness prior to the maturity thereof), (v) other non-cash charges and expenses of the Parent and its Subsidiaries reducing such Consolidated Net Income (including, without limitation, non-cash restructuring charges and expenses and compensation expenses realized for grants of performance shares, stock options, stock purchase rights or other rights to officers, directors and employees of the Parent or any Subsidiary), (vi) extraordinary, unusual or non-recurring expense items (including extraordinary litigation or claim settlement charges or expenses) for such period and the tax consequences thereof, and (vii) one-time cash expenses incurred in connection with the making of any Investment (including any Acquisition), the incurrence of Indebtedness or the offering of Equity Interests, in each case not prohibited by this Agreement, whether or not the applicable transaction is consummated and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) extraordinary items of income (other than the proceeds of business interruption insurance and the proceeds from patent challenge settlements) for such period and the tax consequences thereof and (iv) any cash payments with respect to the charges and expenses excluded pursuant to clause (a)(v); provided, however, without duplication, for each of the first four fiscal quarters ending immediately following the date of the Target Acquisition, Consolidated EBITDA attributable to the Acquired Company for each fiscal quarter ending prior to such date (including the fiscal quarter in which the Target Acquisition occurs) shall be an amount equal to (i) the Consolidated EBITDA amount for each such quarter set forth on Schedule 1.01A minus (ii) all amounts attributable to U.S. royalties (or the equivalent thereof) received by the Acquired Company during each such fiscal quarter related to azithromicyn multiplied by (iii) a percentage equal to the percentage of the Acquired Company directly or indirectly owned by the Parent as of the end of such then current fiscal quarter.

      "Consolidated Funded Indebtedness" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) the face amount of any Acquisition Letters of Credit (including the face amount of any letters of credit issued under the Capital Markets Facility), (d) any obligations consisting of unreimbursed obligations arising under letters of credit to the extent the time period for the repayment of such obligations has elapsed, bankers' acceptances, bank guaranties, surety bonds and similar instruments and
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations.

      "Consolidated Funded Indebtedness to Total Capitalization Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated Total Capitalization on such date.

      "Consolidated Interest Charges" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest expense of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) to the extent treated as interest in accordance with GAAP minus (b) interest income.

      "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

      "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

      "Consolidated Leverage Ratio Stepdown Date" means the earliest to occur of
(a) the date immediately following the first fiscal quarter end of the Parent, but not prior to March 31, 2007, in which the Consolidated Leverage Ratio as of such fiscal quarter end is less than or equal to 2.50 to 1.00, (b) the date of termination of the Acquisition Facility Commitments to make Acquisition Facility Loans and of the obligation of the L/C Issuer to issue the Acquisition Facility Letter of Credit pursuant to Section 8.02, and (c) the date on which either the Acquisition Offer has been withdrawn or has expired.

      "Consolidated Net Income" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries for that period; provided, that net income of any Person that is not a Loan Party shall be excluded if and to the extent that, the declaration of dividends or distributions by that Person of such net income is not, at the time, permitted by the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to that Person.

      "Consolidated Net Tangible Assets" means the Consolidated Assets less goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

      "Consolidated Net Worth" means, as of any date with respect to the Parent and its Subsidiaries on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP.

      "Consolidated Total Capitalization" means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness on such date and
(b) Consolidated Net Worth on such date.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Corporate Rating" has the meaning specified in the definition of "Applicable Rate."

      "Credit Extension" means a Revolving Credit Extension and/or an Acquisition Facility Credit Extension, as the case may be.

      "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Loan Party in excess of $50,000,000 in the aggregate (other than any Indebtedness under the Capital Markets Facility).

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Foreign Borrower" has the meaning specified in the introductory paragraph hereto.

      "Designated Foreign Borrower Sublimit" means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Designated Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Designated Foreign Borrower Notice" has the meaning specified in Section 2.14.

      "Designated Foreign Borrower Request and Assumption Agreement" has the meaning specified in Section 2.14.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that "Disposition" and "Dispose" shall not be deemed to include any issuance of any Equity Interest to another Person.

      "Dollar" and "$" mean lawful money of the United States.

      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "Domestic Guarantor" means (a) the Company and the Parent, (b) the parties identified on the signature pages hereto as "Domestic Guarantors" and (c) each Person who after the Closing Date becomes a Domestic Guarantor pursuant to a Guarantor Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case together with their respective successors and permitted assigns.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Eligible Assets" means property that is used or useful in the business of the Parent and its Subsidiaries.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative

Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Parent any of the Parent's Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "Equity Issuance" means any issuance by the Parent or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by the Parent of its Equity Interests as consideration for an Acquisition to the extent permitted hereunder. The term "Equity Issuance" shall not be deemed to include any Disposition.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Section 414(m) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

      "Eurocurrency Base Rate" has the meaning specified in the definition of Eurocurrency Rate.

      "Eurocurrency Rate" means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                           Eurocurrency Base Rate
            Eurocurrency Rate =            -------------------------------
                                    1.00 - Eurocurrency Reserve Percentage

      Where,

            "Eurocurrency Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m.,

      London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), as a result of a present or former connection between the Administrative Agent, the Lender, the L/C Issuer or any other recipient of payment and the jurisdiction (or any political subdivision thereof) imposing such tax other than a connection arising solely by reason of this Agreement or any other Loan Documents or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).

      "Existing Credit Agreement" means that certain Credit Agreement dated as of August 30, 2004 among the Parent, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, as Syndication Agent, and the other Lenders party thereto.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated July 21, 2006, among the Parent, the Administrative Agent and BAS.

      "Foreign Guarantor" means (a) the parties identified on the signature pages hereto as "Foreign Guarantors" and (b) each Person who after the Closing Date becomes a Foreign Guarantor pursuant to a Guarantor Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case together with their respective successors and permitted assigns.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Obligations" means all Obligations of the Designated Foreign Borrowers.

      "Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.

      "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Granting Lender" has the meaning specified in Section 10.06(g).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that an endorsement of any instrument shall not constitute a Guarantee. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means the Domestic Guarantors and the Foreign Guarantors.

      "Guarantor Joinder Agreement" means (a) with respect to any Domestic Guarantor, a joinder agreement substantially in the form of Exhibit 6.11 executed and delivered in accordance with the provisions of Section 6.11 and (b) with respect to any Foreign Guarantor, a joinder agreement reasonably acceptable to the Administrative Agent.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Immaterial Subsidiary" means any Subsidiary of any Loan Party that at any time, together with its Subsidiaries, owns assets (book value) which constitute less than five percent (5.00%) of the Consolidated Assets and is designated by the Company in writing as an "Immaterial Subsidiary"; provided, that the aggregate amount of assets (book value) owned by all Subsidiaries designated as Immaterial Subsidiaries shall not, at any time, exceed fifteen percent (15.0%) of the Consolidated Assets.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial, but excluding commercial letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance), bankers' acceptances, bank guaranties, surety bonds and similar instruments ;

            (c) for purposes of Section 8.01(c) only, net obligations of such Person under any Swap Contract (other than obligations under any Swap Contract entered into by the Parent in order to manage existing or anticipated risk associated with the repurchase by the Parent of shares of its common Equity Interests);

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) capital leases and Synthetic Lease Obligations; and

            (g) all Guarantees of such Person in respect of any of the foregoing.

      The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Information" has the meaning specified in Section 10.07.

      "Initial Acquisition Facility Loan Funding Date" means the earlier of (a) date on which the initial Acquisition Facility Loan has been advanced by the Lenders pursuant to Section 2.01(b) to either (i) reimburse an Unreimbursed Amount under the Acquisition Facility Letter of Credit or (ii) finance the Target Acquisition (with the simultaneous cancellation of the Acquisition Facility Letter of Credit) and (b) the Initial Acquisition Facility Loan Funding Date, as such term is defined in the Capital Markets Facility.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "Investment" means, as to any Person, any direct or indirect investment by such Person, by means of (a) an Acquisition or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "Investment Guidelines" means the guidelines set forth in the Parent's "investment policy" approved by the Parent's board of directors on May 11, 2005 (as set forth in Exhibit 1.01 hereto), as amended by any amendments to such investment policy that do not modify such investment policy in a manner materially adverse to the Lenders.

      "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent or any of its Subsidiaries.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement or instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans or the Acquisition Facility Loans, as the case may be.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means (a) with respect to Letters of Credit issued in reliance upon the Revolving Commitments, the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and (b) with respect to the Acquisition Letter of Credit issued in reliance upon the Acquisition Facility Commitments, January 31, 2007.

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Letter of Credit Sublimit" means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $40,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property).

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Revolving Loan, Swing Line Loan or an Acquisition Facility Loan.

      "Loan Documents" means this Agreement, each Designated Foreign Borrower Request and Assumption Agreement, each Note, each Issuer Document, each Guarantor Joinder Agreement and the Fee Letter.

      "Loan Notice" means a notice of (a) a Borrowing of Revolving Loans or Acquisition Facility Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of
Exhibit 2.02.

      "Loan Parties" means, collectively, the Company, each Designated Foreign Borrower and each Guarantor.

      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, property, operations or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document.

      "Maturity Date" (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations issued pursuant to Section 2.03(a)(i)), five (5) years from the Initial Acquisition Facility Loan Funding Date (and if the Initial Acquisition Facility Loan Funding Date shall not occur, five (5) years from the Closing Date) and (b) as to the Acquisition Facility Loan, five (5) years from the Initial Acquisition Facility Loan Funding Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee pension benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means the aggregate cash or cash equivalents proceeds received by the Parent or any Subsidiary in respect of any Disposition, Equity Issuance or Debt Issuance, net of (a) costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions and other fees and expenses incurred in connection therewith), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by the Parent or any Subsidiary in any Disposition, Equity Issuance or Debt Issuance; provided that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such Net Cash Proceeds exceed $1,000,000.

      "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit 2.11(a).

      "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and L/C Obligations and interest accruing after the filing of any proceeding under any Debtor Relief Laws naming such Person as a debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding) on any Loan, Letter of Credit or any other monetary obligations and liabilities of any Loan Party to the Administrative Agent or to any Lender (or in the case of Swap Contracts, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, the Letters of Credit or any Swap Contract or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Parent" means Barr Pharmaceuticals, Inc., a Delaware corporation.

      "Participant" has the meaning specified in Section 10.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Liens" means, at any time, Liens in respect of property of the Parent or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.01.

      "Permitted Market Investments" means any investment that satisfies the Investment Guidelines.

      "Permitted Transfers" means (a) Dispositions of inventory and immaterial assets in the ordinary course of business; (b) Dispositions of obsolete or worn-out property and abandoned or obsolete intellectual property in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of business of the Parent and its Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of property to the Parent or any Subsidiary; provided, that if the transferor of such property is a Loan Party the transferee thereof must be a Loan Party; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries; (f) the sale or disposition of cash equivalents for fair market value; (g) Dispositions of property pursuant to sale-leaseback transactions; (h) Involuntary Dispositions; (i) Dispositions permitted under Sections 7.04 and
7.05 and Liens permitted under Section 7.01; (j) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (k) Dispositions made in order to comply with directives or requirements of any regulatory authority; (l) Dispositions contemplated as of the Closing Date and listed on Schedule 1.01B; and (m) other Dispositions in an aggregate amount not to exceed $10,000,000.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Parent or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Pro Forma Basis" has the meaning specified in Section 1.03(c).

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Ratings Agencies" means S&P and Moody's and "Ratings Agency" means any one of them.

      "Register" has the meaning specified in Section 10.06(c).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Revolving Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Request for Acquisition Facility Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of the Acquisition Facility Loans, a Loan Notice, and (b) with respect to the issuance of the Acquisition Facility Letter of Credit, a Letter of Credit Application.

      "Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer, assistant treasurer, secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest issued by such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest issued by such Person, or on account of any return of capital to such Person's stockholders, partners or members (or the equivalent Person thereof).

      "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02 and
(iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and
(iv) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Lenders shall require.

      "Revolving Availability Period" means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of
(a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 2.03(a)(i) pursuant to Section 8.02.

      "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations issued pursuant to Section 2.03(a)(i) and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

      "Revolving Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension, in each case with respect to the Revolving Commitments.

      "Revolving Loan" has the meaning specified in Section 2.01(a).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an

Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "SPC" has the meaning specified in Section 10.06(g).

      "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

      "Spot Rate" for a currency means the rate reasonably determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the original Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent.

      "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of
Exhibit 2.04.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Target Acquisition" means the acquisition by the Parent through Barr Europe of the Tendered Shares on the Initial Acquisition Facility Loan Funding Date to be implemented consistent with in all material respects and pursuant to the Acquisition Documentation.

      "Target Bankruptcy Event" means the official initiation of bankruptcy proceedings against the Acquired Company in the court of law of Croatia.

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Tendered Shares" means shares of "Park Place" that shall have been tendered in response to the Acquisition Offer.

      "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations issued pursuant to Section 2.03(a)(i).

      "Total Acquisition Facility Outstandings" means the aggregate Outstanding Amount of all Acquisition Facility Loans and the Acquisition Facility Letter of Credit.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Unused Fee Period" means the period of time commencing on the Initial Acquisition Facility Loan Funding Date and continuing for the remainder of the Acquisition Facility Loan Availability Period, including at any time during which one or more of the conditions in Article IV is not met.

      "Wholly Owned Subsidiary" means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

      1.02 OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
      (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      (c) Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under Section 7.02(d), Section 7.02(q), Section 7.05(g) (in each case, a "Pro Forma Transaction") and the financial covenants set forth in Section 7.10.

      (i) if (A) during the applicable four fiscal quarter period used in making such calculations under Section 7.10 (the "Measuring Period") or (B) in the case of any Pro Forma Transaction calculation, to occur after such applicable Measuring Period (such pro forma calculation to be made as of the last day of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered), the Parent or any of its Subsidiaries consummates any Disposition of a Subsidiary, product, product line, business segment or division (x) income statement items (whether positive or negative) attributable to the Subsidiary or Property disposed of shall be excluded as if such Disposition had occurred on the first date of the Measuring Period and (y) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the Measuring Period; and

      (ii) if (A) during the Measuring Period or (B) in the case of any Pro Forma Transaction calculation to occur after such applicable Measuring Period (such pro forma calculation to be made as of the last day of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered), the Parent or any of its Subsidiaries consummates any Acquisition (A) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included as if such Acquisition had occurred as of the first date of the Measuring Period and (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the Measuring Period.

      For purposes of determining the Consolidated Leverage Ratio pursuant to any Pro Forma Transaction , "Pro Forma Basis" shall mean that such ratio is calculated (i) by determining the denominator in accordance with this Section 1.03(c) and (ii) by taking into account in the numerator all Indebtedness incurred on the date of the relevant transaction.

      1.04 ROUNDING.

      Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 EXCHANGE RATES; CURRENCY EQUIVALENTS.

      (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Administrative Agent or the L/C Issuer, as applicable.

      (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be.

      1.06 ADDITIONAL ALTERNATIVE CURRENCIES.

      (a) The Company may from time to time request that Eurocurrency Rate Loans (that are Revolving Loans) be made and/or Letters of Credit be issued pursuant to Section 2.03(a)(i) in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

      (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., seven (7) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., two
(2) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      (c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of

Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.

      If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

      1.07 CHANGE OF CURRENCY.

      (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

      1.08 TIMES OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.09 LETTER OF CREDIT AMOUNTS.

      Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar

Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 REVOLVING LOANS AND ACQUISITION FACILITY LOAN.

      (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Revolving Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations issued pursuant to this Section 2.03(a)(i), plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans made to the Designated Foreign Borrowers shall not exceed the Designated Foreign Borrower Sublimit, and (iv) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations issued pursuant to this Section 2.03(a)(i) denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this
Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

      (b) Acquisition Facility Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of each Acquisition Facility Loan to the Company in Dollars in up to three separate draws (on the Initial Acquisition Facility Loan Funding Date and on up to two additional dates), on any Business Day during the Acquisition Facility Loan Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Acquisition Facility Commitment; provided, however, that after giving effect to any Borrowing of Acquisition Facility Loans, (i) the Total Acquisition Facility Outstandings shall not exceed the Aggregate Acquisition Facility Commitments and (ii) the aggregate Outstanding Amount of any Acquisition Facility Loan of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of any Acquisition Facility Letter of Credit, shall not exceed such Lender's Acquisition Facility Commitment. Amounts repaid on the Acquisition Facility Loan may not be reborrowed. The Acquisition Facility Loan may consist of Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, provided, however, all Borrowings made on the Initial Acquisition Facility Loan Funding Date shall be made as Base Rate Loans.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies (other than any Special Notice Currency),
(iii) five Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in any Special Notice Currency, and (iv) on the requested date of any Borrowing of Base Rate. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c) each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

      Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing of a Revolving Loan or a Borrowing of the Acquisition Facility Loans, (ii) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, (vii) the currency of the Loans to be borrowed and (vii) if applicable, the Designated Foreign Borrower. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base

Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice.

      Upon satisfaction or waiver of the applicable conditions set forth in
Section 4.02, Section 4.03, Section 4.04 or Section 4.05, as the case may be (and, if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that (i) if on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the applicable Borrower as provided above and
(ii) if on the date of the Borrowing of the Acquisition Facility Loans, there are extensions of credit resulting from a drawing under the Acquisition Facility Letter of Credit which have not been reimbursed on the date when made, then the proceeds of such Acquisition Facility Loans, shall first, be applied to the payment in full of any such L/C Borrowings with respect to the Acquisition Facility Letter of Credit and second, shall be made available to the Company as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Company pays the amount due, if any, under
Section 3.05 in connection therewith. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Loans and ten (10) Interest Periods in effect with respect to the Acquisition Facility Loans.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

            (i) Revolving Commitment. Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the Revolving Commitments and the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection
      (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, issued pursuant to this Section 2.03(a)(i), (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of all L/C Obligations issued pursuant to this Section 2.03(a)(i) shall not exceed the Letter of Credit Sublimit and (z) the aggregate Outstanding Amount of Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations issued pursuant to this Section 2.03(a)(i), plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Each request by the Company for the issuance or amendment of a Letter of Credit issued pursuant to this
      Section 2.03(a)(i) shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies (or such conditions have been waived) with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit pursuant to this Section 2.03(a)(i) shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace such Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) Acquisition Facility Commitment. Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the Acquisition Facility Commitments and the agreements of the Lenders set forth in this Section 2.03, (1) on any Business Day during the Acquisition Facility Letter of Credit Availability Period, to issue the Acquisition Facility Letter of Credit denominated in Dollars or in Euros for the account of the Company, and to amend or extend such Acquisition Facility Letter of Credit, in accordance with subsection (b) below, and (2) to honor drawings under the Acquisition Facility Letter of Credit; and (B) the Lenders severally agree to participate in the Acquisition Facility Letter of Credit and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to the Acquisition Facility Letter of Credit, (x) the Total Acquisition Facility Outstandings shall not exceed the Aggregate Acquisition Facility Commitments and (y) the aggregate Outstanding Amount of any Acquisition Facility Loan of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of the Acquisition Facility Letter of Credit shall not exceed such Lender's Acquisition Facility Commitment. The request by the Company for the issuance or amendment of the Acquisition Facility Letter of Credit shall be deemed to be a representation by the Company that such L/C Credit Extension so requested complies (or such conditions have been waived) with the conditions set forth in the proviso to the preceding sentence. The Company's ability to obtain the Acquisition Facility Letter of Credit shall not be revolving, and accordingly the Company may not obtain Letters of Credit to replace the Acquisition Facility Letter of Credit if such Acquisition Facility Letter of Credit shall have expired or shall have been drawn upon and reimbursed.

            (iii) The L/C Issuer shall not issue any Letter of Credit, if:

                  (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                  (B) the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

            (iv) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, advise, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) [Reserved].

                  (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

                  (D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

                  (E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

                  (F) a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

            (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business
      Day); (B) the amount and requested currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and
      (D) such other matters as
      the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof and inform the Administrative Agent whether such Letter of Credit Application is for a standby Letter of Credit. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that (A) with respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), one or more applicable conditions contained in Section 4.02 shall not then be satisfied, or (B) with respect to the Acquisition Facility Letter of Credit issued in connection with the Acquisition Facility Commitments pursuant to Section 2.03(a)(ii), one or more applicable conditions contained in Section 4.03 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue such Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage (as the case may be, with respect to Letters of Credit issued in connection with the Revolving Commitments and with respect to the Acquisition Facility Letter of Credit) times the amount of such Letter of Credit.

            (iii) Except with respect to the Acquisition Facility Letter of Credit, if the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (iii) or (iv) of

      Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived, and in each such case directing the applicable L/C Issuer not to permit such extension.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the Business Day immediately following any date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Business Day immediately following any date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event,
      (A) with respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), the Company shall be deemed to have requested a Borrowing of Base Rate Loans (that are Revolving Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) and (B) with respect to the Acquisition Facility Letter of Credit issued in connection with the Acquisition Facility Commitments pursuant to Section 2.03(a)(ii), the Company shall be deemed to have requested a Borrowing of Base Rate Loans (that are Acquisition Facility

      Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Acquisition Facility Commitments and the conditions set forth in Section 4.04 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) (A) To the extent such Unreimbursed Amount relates to a Letter of Credit issued in connection with the Revolving Commitments pursuant to
      Section 2.03(a)(i), each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent and (B) to the extent such Unreimbursed Amount relates to the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii), each Lender shall upon any notice pursuant to Section 2.03(c)(i), make its portion of the Acquisition Facility Loans available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount of such Acquisition Facility Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

            (iii) Any Unreimbursed Amount shall be due and payable on demand and shall bear interest at the rate applicable to Base Rate Loans from the Honor Date to the date of reimbursement is required pursuant to Section 2.03(c)(i). Each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Unreimbursed Amount and shall constitute an L/C Advance from such Lender (with respect to its Revolving Commitment and/or its Acquisition Facility Commitment, as the case may be) in satisfaction of its participation obligation under this
      Section 2.03.

            (iv) (A) With respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer and (B) with respect to the Acquisition Facility Letter of Credit issued pursuant to
      Section 2.03(a)(ii), until each Lender funds its Acquisition Facility Loan pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under the Acquisition Facility Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

            (v) With respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit (other than the Acquisition Facility Letter of Credit), as contemplated by this Section 2.03(c), and with respect to the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii), each Lender's obligation to make its portion of the Acquisition Facility Loan to reimburse the L/C Issuer for amounts drawn under the Acquisition Facility Letter of Credit, in each case, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that (x) each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) with respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice) and (y) each Lender's obligation to fund its portion of the initial Acquisition Facility Loan pursuant to this Section 2.03(c) with respect to the Acquisition Facility Letter of Credit issued in connection with the Acquisition Facility Commitments pursuant to Section 2.03(a)(ii), is subject to the conditions set forth in Section 4.04 (other than delivery by the Company of a Loan Notice) and its obligation to fund any other Acquisition Facility Loan is subject to the conditions set forth in Section 4.05. Except to the extent that any Unreimbursed Amount with respect to the Acquisition Facility Letter has been funded with the advance of the Acquisition Facility Loan, no such making of an L/C Advance, with respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute
      (A) such Lender's Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be or
      (B) such Lender's Acquisition Facility Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrower, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent (on behalf of the L/C Issuer), plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute.

            (i) Except to the extent that any Unreimbursed Amount with respect to the Acquisition Facility Letter of Credit has been funded with the advance of the Acquisition Facility Loan, the obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit issued in connection with the Commitments pursuant to Section 2.03(a)(i) and Section 2.03(a)(ii) and to repay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

            (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

            The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
      (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral.

            (i) Upon the written request of the Administrative Agent, if, as of the Letter of Credit Expiration Date (or as of the expiry date with respect to the Acquisition Facility Letter of Credit), any L/C Obligation for any reason remains outstanding, the Company shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

            (ii) In addition, if (A) the Administrative Agent notifies the Company at any time, but not more often than once per month, that the Outstanding Amount of all L/C Obligations issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit then in effect and (B) the Administrative Agent notifies the Company at any time, but not more often than once per month, that the Outstanding Amount of the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii), at such time exceeds 102.5% of the Aggregate Acquisition Facility Commitments then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in respect of the Acquisition Facility Letter of Credit in an amount equal to the amount by which the Outstanding Amount of such Acquisition Facility Letter of Credit exceeds the Aggregate Acquisition Facility Commitments then in effect.

            (iii) Sections 2.05(b) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this
      Section 2.03(g), Section 2.05(b) and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, as the case may be, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America.

      (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a standby Letter of Credit is issued, the rules of the ISP shall apply to such Letter of Credit to the extent not inconsistent therewith and if requested by the Company in the applicable Letter of Credit Application, the laws of the State of New York.

      (i) Letter of Credit Fees. (A) With respect to Letters of Credit issued in connection with the Revolving Commitments pursuant to Section 2.03(a)(i), the Company shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage a Letter of Credit fee (the "Revolving Letter of Credit Fee"), in Dollars, for each Letter of Credit equal to the Applicable Rate (set forth under "Letter of Credit Fee" in such definition) times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (B) with respect to the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii), the Company shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a Letter of Credit Fee (the "Acquisition Facility Letter of Credit Fee" and together with the Revolving Letter of Credit Fee, the "Letter of Credit Fees"), in Dollars, in accordance with its Applicable Percentage equal to the Applicable Rate (set forth under "Acquisition Facility Letter of Credit Fee" in such definition) times the Dollar Equivalent of the daily amount available to be drawn under such Acquisition Facility Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. The Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date (or the expiry date with respect to the Acquisition Facility Letter of Credit) and thereafter on written demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day following the last day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date (or on the expiry date with respect to the Acquisition Facility Letter of Credit) and thereafter on written demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit disclosed to the Company and in effect from time to time. Such customary fees and standard costs and charges are due and payable on written demand and are nonrefundable.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.

      (m) Determination of Exchange Rate. On each Revaluation Date with respect to each outstanding Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall reasonably determine the Spot Rate as of such Revaluation Date with respect to the applicable Alternative Currency and shall promptly notify the Administrative Agent and the Company thereof and of the Dollar Equivalent of all Letters of Credit denominated in such Alternative Currency outstanding on such Revaluation Date. The Spot Rate so reasonably determined shall become effective on such Revaluation Date and shall remain effective until the next succeeding Revaluation Date.

      2.04 SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the Revolving Commitments and the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the Revolving Availability Period in an aggregate amount at any time outstanding not to exceed the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations in respect of Section 2.03(a)(i) of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations issued pursuant to Section 2.03(a)(i), plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under
Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage with respect to its Revolving Commitment times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company either, at the Company's option, by (i) crediting the account of the Company on the books of the Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

      (c) Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section
      4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
      10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the

      Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.05 PREPAYMENTS.

      (a) Voluntary Prepayments of Loans.

            (i) Revolving Loans and Acquisition Facility Loans. Each applicable Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Acquisition Facility Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Revolving Loans that are Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Revolving Loans that are Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (E) any prepayment of the Acquisition Facility Loan shall be applied at the election of the Company (and if no such election is received, ratably to the remaining Principal Amortization Payments set forth in Section 2.07 below). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

            (ii) Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (b) Mandatory Prepayments of Loans.

            (i) Revolving Commitments. (1) If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations issued pursuant to Section 2.03(a)(i) in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed 102.5% of the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations and (2) if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Loans and L/C Obligations issued pursuant to
      Section 2.03(a)(i) denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Company shall prepay the Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

            (ii) Acquisition Facility Commitments. If for any reason the Outstanding Amount of the Acquisition Facility Letter of Credit at any time exceeds 102.5% of the Aggregate Acquisition Facility Commitments then in effect, the Company shall, subject to the provisions of Section 2.03(g)(ii), immediately Cash Collateralize the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii) in an aggregate amount equal to the amount by which the Outstanding Amount of such Acquisition Facility Letter of Credit exceeds the Aggregate Acquisition Facility Commitments then in effect.

            (iii) Dispositions. To the extent the commitments under the Capital Markets Facility have been canceled and/or terminated and all obligations thereunder paid in full and any letters of credit issued pursuant thereto have been canceled, terminated or fully cash collateralized, the Company shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions (other than Permitted Transfers) to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 360 days of the date of such Disposition (or the Company has not entered into a binding agreement to reinvest such Net Cash Proceeds with 360 days of the date of such Disposition, so long as such transaction is consummated with 180 days after the date of such binding agreement). Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.

            (iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

                  (A) with respect to all amounts prepaid pursuant to Section
            2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations;

                  (B) with respect to all amounts prepaid pursuant to Section
            2.05(b)(ii), to Cash Collateralize the Acquisition Facility Letter of Credit; and

                  (C) with respect to all amounts prepaid pursuant to Section
            2.05(b)(iii), first, to Cash Collateralize the Acquisition Facility Letter of Credit (if any), second to the outstanding Acquisition Facility Loans (to be applied at the election of the Company (and if no such election is received, ratably to the remaining Principal Amortization Payments set forth in Section 2.07 below)), third, ratably to the L/C Borrowings (with respect to the Revolving Commitment) and the Swing Line Loans, fourth, to the outstanding Revolving Loans, and, fifth, to Cash Collateralize the remaining L/C Obligations (with respect to the Revolving Commitment); and

            Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

            (v) Eurocurrency Prepayment Account. If the Company is required to make a mandatory prepayment of Eurocurrency Rate Loans under this Section 2.05(b), so long as no Event of Default exists, the Company shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurocurrency Rate Loans and shall be applied to the prepayment of the applicable Eurocurrency Rate Loans at the end of the current Interest Periods applicable thereto or, sooner, at the election of the Administrative Agent, upon the occurrence of an Event of Default. At the request of the Company, amounts so deposited shall be invested by the Administrative Agent in cash equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurocurrency Rate Loans; any interest earned on such cash equivalents will be for the account of the Company and the Company will deposit with the Administrative Agent the amount of any loss on any such cash equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

      2.06 TERMINATION OR REDUCTION OF AGGREGATE COMMITMENTS.

      (a) Optional Reductions.

            (i) Revolving Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations issued pursuant to Section 2.03(a)(i); provided that (1) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days (or five Business Days to the extent any Revolving Loans in one or more Alternative Currencies are outstanding as of such date) prior to the date of termination or reduction, (2) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (3) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Designated Foreign Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

            (ii) Acquisition Facility Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Acquisition Facility Commitments, or from time to time permanently reduce the Aggregate Acquisition Facility Commitments to an amount not less than the Outstanding Amount of the Acquisition Facility Letter of Credit issued pursuant to Section 2.03(a)(ii) (if any); provided that (1) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, and (2) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Acquisition Facility Commitments. Any reduction of the Aggregate Acquisition Facility Commitments shall be applied to the Acquisition Facility Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Acquisition Facility Commitments shall be paid on the effective date of such termination.

      (b) Mandatory Reductions of Acquisition Facility Commitment.

            (i) During the Acquisition Facility Letter of Credit Availability Period, to the extent the commitments and any letters of credit issued under the Capital Markets Facility have been canceled and/or terminated and all obligations thereunder paid in full, the Aggregate Acquisition Facility Commitments shall be permanently reduced in an amount equal to the aggregate amount of the Net Cash Proceeds received by the Parent or any of its Subsidiaries from any Debt Issuance or Equity Issuance occurring on or before the Acquisition Facility Letter of Credit Issuance Date (such amount, the "Commitment Reduction"); provided, however, notwithstanding the forgoing, the Aggregate Acquisition Facility Commitments shall be reduced only to the extent that the Consolidated Leverage Ratio, on a Pro Forma Basis, as of the Acquisition Facility Letter of Credit Issuance Date is greater than 3.50 to 1.0, and then such Commitment Reduction shall only be to the extent of such excess.

            (ii) The Acquisition Facility Commitment of each Lender shall automatically be reduced and correspondingly terminate by the amount advanced by such Lender with respect to each Acquisition Facility Loan and the applicable remaining Acquisition Facility Commitment of each Lender, if any, shall automatically terminate in full upon the last day of the Acquisition Facility Loan Availability Period.

      2.07 REPAYMENT OF LOANS.

      (a) Revolving Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

      (b) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

      (c) Acquisition Facility Loan. The Company shall repay the outstanding principal amount of all of the Acquisition Facility Loans outstanding as of the end of the Acquisition Facility Loan Availability Period (or with respect to payment dates occurring prior to the end of the Acquisition Facility Loan Availability Period, such amount shall be calculated based on the aggregate of all then outstanding Acquisition Facility Loans) in eighteen (18) consecutive quarterly installments based on the below quarterly percentages and one (1) installment on the Maturity Date in an amount equal to the aggregate of all Acquisition Facility Loans outstanding on such date; (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.02:

   PAYMENT DATES          PRINCIPAL AMORTIZATION PAYMENT
--------------------     ---------------------------------
   March 31, 2007                      2.50%
   June 30, 2007                       2.50%
 September 30, 2007                    2.50%
 December 31, 2007                     2.50%
   March 31, 2008                      2.50%
   June 30, 2008                       2.50%
 September 30, 2008                    2.50%
 December 31, 2008                     2.50%
   March 31, 2009                      2.50%
   June 30, 2009                       2.50%
 September 30, 2009                    2.50%
 December 31, 2009                     2.50%
   March 31, 2010                      2.50%
   June 30, 2010                       2.50%
 September 30, 2010                    2.50%
 December 31, 2010                     2.50%
   March 31, 2011                      2.50%
   June 30, 2011                       2.50%
   Maturity Date         The aggregate principal amount of
                          all Acquisition Facility Loans
                             outstanding on such date

      2.08 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest until paid at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest until paid at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09 FEES.

      In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

            (a) Facility Fee- Revolving Facility. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of its Revolving Commitment, a facility fee in Dollars equal to the applicable rate set forth under "Facility Fee" in the definition of Applicable Rate times the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations issued pursuant to Section 2.03(a)(i)), regardless of usage. The facility fee shall accrue at all times during the Revolving Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

            (b) Unused Fee - Term Facility. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of its Acquisition Facility Commitment, an unused fee in Dollars equal to the applicable rate set forth under "Facility Fee" in the definition of Applicable Rate times the actual daily amount of the Aggregate Acquisition Facility Commitments, as such may be reduced pursuant to Sections 2.06(a)(ii) or 2.06(b)(ii) from time to time. The unused fee shall accrue during the Unused Fee Period, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur during the Unused Fee Period, and on the last day of the Acquisition Facility Loan Availability Period (and, if applicable, thereafter on demand). The unused fee shall be calculated in arrears, and if there is any change in the Applicable Rate or the Aggregate Acquisition Facility Commitments during such period, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each portion of the applicable period that no change to the Applicable Rate or the Aggregate Acquisition Facility Commitments occurred.

            (c) Other Fees. The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES.

      All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

      (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the Overnight

Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

            (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

            A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any

Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS BY LENDERS.

      If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

      2.14 DESIGNATED FOREIGN BORROWERS.

      (a) The Company may at any time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any of its Foreign Subsidiaries (an "Applicant Borrower") as a Designated Foreign Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of
Exhibit 2.14(a) (a "Designated Foreign Borrower Request and Assumption Agreement"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the revolving credit facility provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit 2.14(b) (a "Designated Foreign Borrower Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Foreign Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Foreign Borrower to receive Revolving Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Foreign Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Foreign Borrower until the date three Business Days after such effective date.

      (b) Each Subsidiary of the Company that becomes a "Designated Foreign Borrower" pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Revolving Loans made by the Lenders, to any such Designated Foreign Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Foreign Borrower.

      (c) The Company may from time to time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Foreign Borrower's status as such, provided that there are no outstanding Revolving Loans payable by such Designated Foreign Borrower, or other amounts payable by such Designated Foreign Borrower on account of any Revolving Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Foreign Borrower's status.

      (d) Notwithstanding anything to the contrary contained herein, the obligations of the Designated Foreign Borrowers under this Agreement and the other Loan Documents shall be several, and not joint, in nature (except as provided in Article XI) and shall be limited to the Foreign Obligations, provided that the Designated Foreign Borrowers expressly waive any requirement that the Administrative Agent or any holder of the Foreign Obligations, or any of their officers, agents or representatives, exhaust any right, power or remedy or first proceed under any of the Loan Documents or against any other Loan Party, any other Person or any collateral with respect to the Foreign Obligations.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, in connection with a Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto),

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer receives a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

      3.02 ILLEGALITY.

      If, after the date hereof, any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such written notice, the Borrowers shall, upon written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES.

      If after the date hereof the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS; RESERVES ON EUROCURRENCY RATE LOANS.

      (a) Increased Costs Generally. If, after the date hereof,:

            (i) Any Change in Law shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurocurrency Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

            (ii) Any Change in Law shall subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except

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      for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

            (iii) the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

            (iv) Any Change in Law shall impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Foreign Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Foreign Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be required to be delivered to the Company as a condition to the obligations of the Company under such subsections, shall set forth a calculation by a senior officer of such Lender or the L/C Issuer in reasonable detail and shall be conclusive absent manifest error. The Company shall pay (or

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cause the applicable Designated Foreign Borrower to pay) such Lender or the L/C
Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Reserves on Eurocurrency Rate Loans. The Company shall pay (or cause the applicable Designated Foreign Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES.

      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Foreign Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Foreign Borrower;

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            (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

            (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor, but only as a result of a request by the Company pursuant to Section 10.13;

      including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of the Applicable Rate for Eurocurrency Rate Loans). The Company shall also pay (or cause the applicable Designated Foreign Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Company (or the applicable Designated Foreign Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Foreign Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

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      3.07 SURVIVAL.

      All of the Borrowers' obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CLOSING CONDITIONS.

      The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals, telecopies or copies in portable document format sent through electronic mail (followed promptly by originals unless otherwise agreed to by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement;

                  (ii) a Note executed by the Borrowers in favor of each Lender that has requested a Note at least two days prior to the Closing
            Date;

                  (iii) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as the Administrative
            Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Company and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (v) a favorable opinion of Simpson, Thacher & Bartlett LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender on the Closing Date, in a form reasonably acceptable to the Administrative Agent; and

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                  (vi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated.

            (b) Any fees required to be paid on or before the Closing Date shall have been paid.

            (c) Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of legal counsel to the Administrative Agent to the extent invoiced at least one Business Day prior to the Closing Date, plus such additional invoiced amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

            (d) [Reserved].

            (e) The Closing Date shall have occurred on or before December 31, 2006.

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL REVOLVING CREDIT EXTENSIONS.

      The obligation of each Lender to honor any Request for Revolving Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurocurrency Rate Loans), including the obligation of the L/C Issuer to issue a Letter of Credit pursuant to Section 2.03(a)(i) and each Lender to make its initial Revolving Credit Extension hereunder is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Revolving Credit Extension as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects as of such date.

            (b) No Default shall exist, or would result from such proposed Revolving Credit Extension or from the application of the proceeds thereof.

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            (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Revolving Credit Extension in accordance with the requirements hereof.

            (d) If the applicable Borrower is a Designated Foreign Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Foreign Borrower shall have been met to the satisfaction of the Administrative Agent.

            (e) In the case of a Revolving Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) in consultation with the Company would make it impracticable for such Revolving Credit Extension to be denominated in the relevant Alternative Currency.

      Each Request for Revolving Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Revolving Credit Extension.

      4.03 CONDITIONS TO ISSUANCE OF ACQUISITION LETTER OF CREDIT.

      The obligation of the L/C Issuer to honor any request to issue the Acquisition Facility Letter of Credit pursuant to Section 2.03(a)(ii) hereunder is subject to the following conditions precedent:

            (a) The Administrative Agent shall have received satisfactory confirmation that no Target Bankruptcy Event shall have occurred.

            (b) The Administrative Agent and the L/C Issuer shall have received a Letter of Credit Application in accordance with Section 2.03 during the Acquisition Facility Letter of Credit Availability Period.

      4.04 CONDITIONS TO EXTENSION OF INITIAL ACQUISITION FACILITY LOAN.

      The obligation of each Lender to honor any Request for the initial Acquisition Facility Credit Extension (other than a Loan Notice requesting only a conversion of Acquisition Facility Loans to the other Type, or a continuation of Eurocurrency Rate Loans), is subject to the following conditions precedent:

            (a) Receipt by the Administrative Agent of notice from (i) the CDA of a calculation of the purchase price for the Tendered Shares demonstrating that such shares, together with shares of "Park Place" already owned by the Parent or the Company, give

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      voting rights of more than 50% of total votes in the general assembly of
      "Park Place" (plus any ancillary costs related to such tender) or (ii) notice from the Company that Barr Europe has agreed to waive the 50% plus one share requirement in the Acquisition Offer; provided, however, with respect to clause (ii) above, to the extent that the Parent or any of its Subsidiaries has entered into a contract or agreement to purchase the shares of "Park Place" owned directly or indirectly by (A) Actavis Group hf and (B) the government of the Republic of Croatia (Vlada Republike Hrvatske), the aggregate amount of such shares plus the Tendered Shares shall equal more than 50% of total votes in the general assembly of "Park Place".

            (b) Receipt by the Administrative Agent of satisfactory confirmation that no Target Bankruptcy Event shall have occurred.

            (c) To the extent that the Acquisition Facility Letter of Credit has been issued, receipt by the Administrative Agent of satisfactory evidence that such Acquisition Facility Letter of Credit has expired, has been cancelled or will be cancelled promptly following the funding of the Acquisition Facility Loan in accordance with such funding procedures acceptable to the Guarantor Bank and the L/C Issuer in their sole discretion.

            (d) Receipt by the Administrative Agent of a Request for Acquisition Facility Credit Extension in accordance with the requirements hereof and within the Acquisition Facility Loan Availability Period.

      4.05 CONDITIONS TO EXTENSION OF EACH ACQUISITION FACILITY LOAN AFTER THE INITIAL ACQUISITION FACILITY LOAN FUNDING DATE.

      The obligation of each Lender to honor any Request for an Acquisition Facility Credit Extension other than the Acquisition Facility Loan made on the Initial Acquisition Facility Loan Funding Date, if any (other than a Loan Notice requesting only a conversion of Acquisition Facility Loans to the other Type, or a continuation of Eurocurrency Rate Loans), is subject to the following conditions precedent:

            (a) The Initial Acquisition Facility Loan Funding Date shall have occurred;

            (b) No Acquisition Facility Letter of Credit remains outstanding;

            (c) No more than two Acquisition Facility Loans shall have been made prior to the requested Acquisition Facility Loan and the Total Acquisition Facility Outstandings after giving effect to such Borrowing shall not exceed the then applicable Aggregate Acquisition Facility Commitments.

            (d) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Acquisition Facility Credit Extension as if made on and as of such date (except to the extent such

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      representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects as of such date.

            (e) No Default shall exist, or would result from such proposed Acquisition Facility Credit Extension or from the application of the proceeds thereof.

            (f) The Administrative Agent shall have received a Request for Acquisition Facility Credit Extension from the Company in accordance with the requirements hereof and within the Acquisition Facility Loan Availability Period.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

      Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in the case referred to in clause (a) above with respect to Immaterial Subsidiaries only and in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law applicable to such Loan Party or its properties. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

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      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except (i) such an approval, consent, exemption, authorization, or other action by, or notice to, or filing with a Person other than a Governmental Authority the absence of which would not reasonably be expected to have a Material Adverse Effect, (ii) such approvals, consents, exceptions, authorizations, other actions or notices or filings as have been obtained, taken or made, as applicable and are in full force and effect and (iii) filings with the Securities and Exchange Commission.

      5.04 BINDING EFFECT.

      This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

      (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

      5.06 LITIGATION.

      There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of the Parent or the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

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      5.07 NO DEFAULT.

      Neither the Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation in a manner that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      5.08 OWNERSHIP OF PROPERTY; LIENS.

      Each of the Parent, the Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Parent and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 ENVIRONMENTAL COMPLIANCE.

      Each of the Parent and the Company has reasonably concluded, with respect to the businesses, operations and properties of the Parent, the Company and their respective Subsidiaries that the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 TAXES.

      Each of the Parent, the Company and its Subsidiaries have filed (i) all Federal and state income tax returns and (ii) all other material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of any Responsible Officer of the Parent or the Company, there is no proposed tax assessment against the Parent, the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Subsidiary.

      5.11 ERISA COMPLIANCE.

      (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except where the failure to comply with such provisions would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is either currently being processed by the IRS with respect thereto or will be timely filed within applicable deadlines, and, to the best knowledge of the

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Company, nothing has occurred which would prevent, or cause the loss of, such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan except for those that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      5.12 SUBSIDIARIES.

      The Domestic Subsidiaries and Foreign Subsidiaries of the Parent and the Company and their respective jurisdictions of incorporation on the Closing Date shall be as set forth on Schedule 5.12. The exact legal name of each Loan Party as of the Closing Date is as set forth on the signature pages hereto.

      5.13 MARGIN REGULATIONS; INVESTMENT COMPANY ACT.

      No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

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      5.14 DISCLOSURE.

      No report, financial statement, certificate or other information furnished (whether in writing or orally) by a Responsible Officer on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement, hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished or made available publicly) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that the projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Parent's control, and that no assurance can be given that any projections will be realized).

      5.15 COMPLIANCE WITH LAWS.

      Each of the Parent, the Company and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      5.16 INTELLECTUAL PROPERTY; LICENSES, ETC.

      Each of the Parent, the Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect.

      5.17 REPRESENTATIONS AS TO FOREIGN OBLIGORS.

      Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

            (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such

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      Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

            (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for
      (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

            (c) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause their Subsidiaries to (except that the covenants set forth in Sections 6.01, 6.02, and 6.03 shall not apply to the Subsidiaries):

      6.01 FINANCIAL STATEMENTS.

      Deliver to the Administrative Agent:

      (a) as soon as available, but in any event within 90 days (or within five days of such other time period required by the SEC) after the end of each fiscal year of the Parent (commencing with the fiscal year ended June 30, 2006), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report

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and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification, assumption or exception or any qualification, assumption or exception as to the scope of such audit; and

      (b) as soon as available, but in any event within 45 days (or within five days of such other time period required by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended September 30, 2006), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Parent's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

      The Parent shall not be separately required to furnish information under clause (a) or (b) above that has previously been furnished pursuant to Section 6.02(d).

      6.02 CERTIFICATES; OTHER INFORMATION.

      Deliver to the Administrative Agent:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2006), a duly completed Compliance Certificate signed by a Responsible Officer of the Company, setting forth in the form of the Compliance Certificate, the computation of the financial covenants in Section 7.10 as of the last day of the fiscal quarter most recently ended;

      (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent generally, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

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      (d) promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, upon the Administrative Agent's request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

      Each Borrower hereby acknowledges that (a) the Administrative Agent and/or BAS will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower, the Parent or its securities) (each, a "Public Lender"). The Borrowers and the Parent hereby agree that (x) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; and (y) the Administrative Agent and BAS shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials "PUBLIC." Notwithstanding anything to the contrary contained in this Agreement, including Section 8.01 hereof, the failure of the Borrowers to comply with the provisions of this paragraph shall not constitute a Default or an Event of Default hereunder.

      6.03 NOTICES.

      Promptly notify the Administrative Agent:

      (a) of the occurrence of any Default;

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      (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Parent, the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent, the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent, the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case that has resulted or would reasonably be expected to result in a Material Adverse Effect;

      (c) of the occurrence of any ERISA Event that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

      (d) of any announcement by any Rating Agency of any change in a Corporate Rating.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and (except in the case of clause (d)) stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS.

      Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien permitted by Section 7.01), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent or its Subsidiaries, as the case may be, except in the case of clause (b), to the extent any failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

      6.05 PRESERVATION OF EXISTENCE, ETC.

      (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 and (ii) with respect to Immaterial Subsidiaries only, as would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which would reasonably be expected to have a Material Adverse Effect.

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      6.06 MAINTENANCE OF PROPERTIES.

      (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.07 MAINTENANCE OF INSURANCE.

      Maintain insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and/or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

      6.08 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.

      Comply in all material respects with the requirements of all (a) Contractual Obligations and (b) Laws (including Environmental Laws and ERISA matters) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Contractual Obligation, Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS.

      Maintain proper books of record and account, in which true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be.

      6.10 USE OF PROCEEDS.

      Use the proceeds of Revolving Credit Extensions for working capital, capital expenditures and general corporate purposes (including share repurchases and permitted Acquisitions (other than the Target Acquisition)). The issuance by the L/C Issuer of the Acquisition Facility Letter of Credit pursuant to Section 2.02(a)(ii) shall be used for the purpose of supporting the Acquisition Offer and the proceeds of Acquisition Facility Loans shall be used for the purpose of
(x) reimbursing the L/C Issuer for any Unreimbursed Amount with respect to any unreimbursed drawing under the Acquisition Facility Letter of Credit, (y) financing, together with the proceeds of the Capital Markets Facility, if any, the Target Acquisition (with the simultaneous cancellation of the Acquisition Letter of Credit, if any) and the payment of fees and expenses incurred in connection with the Target Acquisition or (z) after the occurrence of the Target Acquisition, but during the Acquisition Facility Loan Availability Period, financing, together with the proceeds of the Capital Markets Facility, if any, the acquisition by the Parent

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through Barr Europe of additional voting shares of "Park Place" and the payment of fees and expenses incurred in connection with such acquisition.

      6.11 ADDITIONAL GUARANTORS.

      (a) Where Domestic Subsidiaries that are not Guarantors (the "Non-Guarantor Domestic Subsidiaries") shall at any time:

            (i) in any instance for any such Non-Guarantor Domestic Subsidiary, constitute more than five percent (5%) of the Consolidated Assets as of the end of the immediately preceding fiscal quarter, or

            (ii) in the aggregate for all such Non-Guarantor Domestic Subsidiaries, constitute more than fifteen percent (15%) of the Consolidated Assets as of the end of the immediately preceding fiscal quarter,

(clauses (i) and (ii) immediately above, collectively, the "Domestic Threshold Requirement"), then the Company shall (A) notify the Administrative Agent thereof within ten days after a Responsible Officer has knowledge thereof, and
(B) within thirty days thereafter, (1) cause enough Domestic Subsidiaries to become a Domestic Guarantor by execution of a Guarantor Joinder Agreement, such that immediately after joinder as a Guarantor, the remaining Non-Guarantor Subsidiaries shall not in any instance, or collectively, exceed the Domestic Threshold Requirement and (2) deliver with the Guarantor Joinder Agreement such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

      (b) Where Foreign Subsidiaries of any Designated Foreign Borrower hereunder that are not Guarantors in respect of the Obligations of such Designated Foreign Borrower (the "Non-Guarantor Foreign Subsidiaries") shall at any time in any instance for any such Non-Guarantor Foreign Subsidiary, constitute more than five percent (5%) of Consolidated Assets as of the end of the immediately preceding fiscal quarter (the "Foreign Threshold Requirement"), then the Company shall (A) notify the Administrative Agent thereof within ten days after a Responsible Officer has knowledge thereof, and (B) within sixty days thereafter, (1) cause enough Foreign Subsidiaries to become a Foreign Guarantor by execution of a Guarantor Joinder Agreement, such that immediately after joinder as a Guarantor, the remaining Non-Guarantor Foreign Subsidiaries shall not in any instance, or collectively, exceed the Foreign Threshold Requirement and (2) deliver with the Guarantor Joinder Agreement such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request; provided, that clause (b) of this Section shall not require the joinder of a Non-Guarantor Foreign Subsidiary as a Guarantor hereunder (x) other than with respect to a Guarantee of the Foreign Obligations of any Designated Foreign Borrowers hereunder and (y) to the extent prohibited by applicable Law.

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                                   ARTICLE VII
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not due and payable), or any Letter of Credit shall remain outstanding, neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly (except that the covenant set forth in Section 7.05 shall only apply to Parent):

      7.01 LIENS.

      Create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 7.01;

      (c) any modifications, replacements, renewals or extensions of Liens otherwise permitted hereby (including in connection with refinancings or refundings of the related obligations), provided that (i) the property covered thereby is not expanded or increased and (ii) the principal amount of the obligations secured or benefited thereby is not increased (except for accrued interest and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such renewal or extension);

      (d) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, other social security legislation, product liability insurance and self-insurance, other than any Lien imposed by ERISA;

      (g) banker's Liens, rights of setoff, deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, performance bonds and other obligations of a like nature and to secure letters of credit in respect thereof, in each case incurred in the ordinary course of business;

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      (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (i) Liens securing judgments not constituting an Event of Default under
Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

      (j) any Lien on any asset securing the payment of all or part of the price of the acquisition, construction or improvement of such asset; provided that (i) such Liens do not at any time encumber any property other than the property whose acquisition, construction or improvement was financed by such Indebtedness and the proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired, constructed or improved;

      (k) any Lien existing on any asset of, or Equity Interest in, any Person at the time such asset is acquired by or such Person becomes, is merged or consolidated with or into, or is acquired by, a Subsidiary, which Lien was not created in contemplation of such event;

      (l) Liens in favor of the Parent, Liens granted by a Subsidiary that is not a Loan Party in favor of a Loan Party and Liens granted by a Subsidiary that is not a Loan Party in favor of a Subsidiary that is not a Loan Party;

      (m) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

      (n) Liens that have been placed by any developer, landlord or other third party on property over which the Parent or any Subsidiary has easement rights or on any real property leased by the Parent or any Subsidiary and subordination or similar agreements relating thereto;

      (o) any condemnation or eminent domain proceedings affecting any real property;

      (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset, which asset is acquired by the Parent or a Subsidiary in a transaction entered into in the ordinary course of business;

      (q) Liens on the proceeds of assets that were subject to Liens permitted hereunder or on assets acquired with such proceeds as a replacement of such former assets;

      (r) Liens on the assets of any Subsidiary that is not a Domestic Guarantor hereunder, to the extent securing Indebtedness permitted under Section 7.03;

      (s) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases not constituting Indebtedness or consignments; and

      (t) Liens on the assets of the Loan Parties not otherwise permitted hereby securing Indebtedness (without duplication) in an aggregate principal amount at any time outstanding,

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together with Indebtedness permitted by Section 7.03(g), not exceeding an amount equal to 10% of the Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal quarter of the Parent at the time of incurrence.

      7.02 INVESTMENTS.

      Make any Investments, except:

      (a) Investments held by the Parent or such Subsidiary in the form of deposit accounts or cash equivalents;

      (b) advances of payroll payments to employees in the ordinary course of business and advances to officers, directors and employees of the Parent and Subsidiaries, for travel, entertainment, relocation and analogous ordinary business purposes or in connection with the award of stock under stock incentive and stock option plans;

      (c) Investments of the Parent or the Company in any Domestic Subsidiary and Investments of any Subsidiary in the Company or in a Domestic Subsidiary;

      (d) Investments in any Foreign Subsidiary; provided, that if such Investment is by a Loan Party in a Foreign Subsidiary that is not a Loan Party, prior to and after giving effect to any such Investment, (i) no Default shall have occurred and be continuing before and after giving effect to such Investment on a Pro Forma Basis and (ii) to the extent that the Consolidated Leverage Ratio after giving effect to such Investment on a Pro Forma Basis shall be greater than 3.50 to 1.00, the aggregate amount of such Investments permitted pursuant to this clause (d) shall not exceed $100,000,000 during the period when the consolidated Leverage Ratio is greater than 3.50 to 1.00;

      (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (f) Permitted Market Investments other than Acquisitions;

      (g) Investments existing on the date hereof and listed on Schedule 7.02 and any renewals, amendments and replacements thereof to the extent the amount thereof is not increased;

      (h) prepayments and other credits to suppliers made in the ordinary course of business;

      (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

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      (j) pledges or deposits in connection with (i) the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other obligations of a like nature, in each case incurred in the ordinary course of business;

      (k) operating contracts between or among the Parent and/or its Subsidiaries in the ordinary course of business that are not intended to be Investments;

      (l) Investments consisting of non-cash consideration received in the form of notes, securities or similar obligations in connection with any sale or other disposition otherwise permitted by this Agreement;

      (m) Investments in the form of Swap Contracts;

      (n) Investments in the form of prepaid expenses;

      (o) the Target Acquisition and any additional acquisitions by the Parent through Barr Europe of additional voting shares of "Park Place" acquired with the Acquisition Facility Loans hereunder and/or the "Acquisition Facility Loans" under the Capital Markets Facility;

      (p) Investments of a Subsidiary acquired after the Closing Date or of a corporation merged into the Company or merged or consolidated with a Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

      (q) Investments in the form of Acquisitions and Investments in other Persons, including, without limitation, joint ventures, for the purpose of developing, producing, marketing or distributing goods for the Parent or any of its Subsidiaries; provided, that prior to and after giving effect to any such Acquisition (to the extent the consideration for such Acquisition does not consist of Equity Interests of the Parent) or other Investment, (i) no Default shall have occurred and be continuing and (ii) to the extent that the Consolidated Leverage Ratio after giving effect to such Investment on a Pro Forma Basis shall be greater than 3.50 to 1.00, the aggregate amount of such Investments other than Acquisitions with Equity Interests of the Parent permitted pursuant to this clause (q) shall not exceed $250,000,000 during the period when the Consolidated Leverage Ratio exceeds 3.50 to 1.00; and

      (r) other Investments not listed above in an aggregate amount not to exceed $75,000,000 at any time outstanding, net of repayments.

      7.03 NON-LOAN PARTY INDEBTEDNESS.

      Permit any Subsidiary that is not a Domestic Guarantor to create, incur, assume or suffer to exist any Indebtedness, except:

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      (a) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued interest and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

      (b) Indebtedness in respect of capital leases, Synthetic Lease Obligations and obligations for all or part of the price of the acquisition, construction or improvement of fixed or capital assets within the limitations set forth in
Section 7.01(j);

      (c) Indebtedness owing to a Loan Party or owing to another Subsidiary that is not a Loan Party to the extent the making of such loan by such Loan Party or Subsidiary that is not a Loan Party is permitted by Section 7.02;

      (d) Swap Contracts not entered into for any speculative purpose but to manage a Subsidiary's risks in respect of fluctuations in interest rates, currency exchange rates, or similar risks or for any other valid business purposes;

      (e) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

      (f) Indebtedness as an account party in respect of trade letters of credit;

      (g) Guarantees of Indebtedness of any Person that is not a Loan Party; and

      (h) secured or unsecured Indebtedness in an aggregate principal amount not to exceed 12.5% of the Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal quarter of the Parent at the time of incurrence.

      7.04 FUNDAMENTAL CHANGES.

      Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) (i) any Subsidiary of the Parent (other than the Company) may merge with (A) the Parent or the Company, provided that the Parent or the Company, as the case may be, shall be the continuing or surviving Person or (B) any one or more Persons, provided that when any Guarantor is merging with another Person which is not a Guarantor hereunder, the Guarantor shall be the continuing or surviving Person or the surviving Person shall become a Guarantor and (ii) the Company and the Parent may merge provided that (A) the Company shall be the continuing or surviving Person or (B) if the Parent shall be the continuing or surviving Person, (x) the Borrower shall provide written notice to the Administrative Agent prior to such merger or

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consolidation and (y) the Parent shall assume contemporaneously with such merger or consolidation all of the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent. Following any merger pursuant to this Section 8.04(a)(ii), all references to "Parent" and to the "Borrower" shall be read as references to the Person surviving the merger;

      (b) any Subsidiary of the Parent (other than the Company) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise)
(i) to the Parent or to the Company or to another Subsidiary and (ii) to any other Person to the extent that the Net Cash Proceeds of any such Disposition shall prepay the Loans (and Cash Collateralize the L/C Obligations) to the extent required by Section 2.05(b)(iii); and

      (c) any Subsidiary of the Parent (other than the Company) may liquidate or dissolve or the Parent, the Company or any Subsidiary may sell, transfer, lease or otherwise Dispose of the assets or Equity Interests of any Subsidiary (other than the Company) if, in each case, the Parent or the Company determines in good faith that such liquidation, dissolution, sale, transfer, lease or other Disposition is in the best interests of the Parent or the Company and is not materially disadvantageous to the Lenders.

      7.05 RESTRICTED PAYMENTS.

      Declare or make, directly or indirectly, any Restricted Payment except that the Parent may declare and make cash dividend payments or other distributions with respect to the redemption, retirement, purchase or other acquisition of the capital stock of the Parent (or any warrant, option or other rights with respect to any shares of capital stock (including common or preferred) now or hereafter outstanding of the Parent) so long as (i) no Default shall have occurred and be continuing before and after giving effect to such payment or distribution on a Pro Forma Basis and (ii) to the extent that the Consolidated Leverage Ratio after giving effect to such payment or distribution on a Pro Forma Basis shall be greater than 3.50 to 1.00, the aggregate amount of such payments and distributions permitted pursuant to this clause (g) shall not exceed $200,000,000 during the period when the Consolidated Leverage Ratio is greater than 3.50 to 1.00.

      7.06 CHANGE IN NATURE OF BUSINESS.

      Engage in any material line of business substantially different from those lines of business conducted by the Parent, the Company and their Subsidiaries on the date hereof or any business substantially related, incidental or complementary thereto (and any reasonable extensions or expansions thereof).

      7.07 TRANSACTIONS WITH AFFILIATES.

      Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the applicable Loan Party as would be obtainable by such Loan Party at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the

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foregoing restriction shall not apply to (a) transactions between or among the
Parent, the Company and/or their Subsidiaries and/or any other Person in which the Parent, the Company and/or their Subsidiaries owns an Equity Interest (provided that no Affiliate of the Parent or any Subsidiary, other than the Parent or a Subsidiary owns any Equity Interests in such other Person), (b) Restricted Payments permitted by Section 7.05, (c) Investments permitted by
Section 7.02, (d) transactions in connection with any joint enterprise or other joint arrangement with any Affiliate if the Parent or relevant Subsidiary (as applicable) participates on a basis no less advantageous than the basis on which such Affiliate participates, (e) the payment or grant of reasonable compensation, benefits and indemnities to, and any other employment or severance arrangements with, any director, officer, employee or agent of the Parent or any Subsidiary, (f) loans and other transactions by the Parent, the company and the Subsidiaries to the extent permitted under this Article 7, (g) Restricted Payments permitted under Section 7.05 and (h) transactions and agreements in existence on the date hereof and listed on Schedule 7.07, transactions pursuant to such agreements, renewals and extensions of such agreements and transactions after the date hereof on terms that are substantially similar to the terms of such agreements.

      7.08 RESTRICTIVE AGREEMENTS.

      Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that:

      (a) Limits the ability of the Parent or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations hereunder; provided, however, that the foregoing shall not apply to:

            (A) limitations existing under or by reason of any agreement in effect on the Closing Date and set forth on Schedule 7.08;

            (B) encumbrances or restrictions existing under or by reason of any document or instrument governing Indebtedness permitted hereunder, provided that the encumbrances and restrictions are not materially more restrictive than the corresponding encumbrances and restrictions contained in the Loan Documents;

            (C) limitations on the transfer of assets subject to a Lien permitted under Section 7.01 to the extent such limitation relates solely to the assets which are the subject of such Lien;

            (D) customary limitations on subletting or assignment of any lease governing a leasehold interest of the Parent or any Subsidiary;

            (E) limitations on the transfer of any property subject to a contract of sale or transfer so long as such limitations apply only to the property to be sold or transferred and such sale or transfer is permitted under this Agreement;

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            (F) limitations existing under or by reason of any agreement of a
      Person acquired by the Parent or any Subsidiary as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), to the extent that the relevant limitations therein are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired (including its Subsidiaries);

            (G) customary limitations (including financial maintenance covenants) existing under or by reason of leases entered into in the ordinary course of business;

            (H) customary limitations in joint venture agreements that relate solely to the joint venture or the Equity Interests therein;

            (I) limitations existing under or by reason of Indebtedness of any Subsidiary other than a Loan Party that relate solely to such Subsidiary and are in the ordinary course of business; and

            (J) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through
      (I) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, are, in the good faith judgment of the Company, not materially less favorable to the Loan Parties and the Lenders with respect to such limitations than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

      (b) Requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations, except for limitations, encumbrances or restrictions referenced in clauses (A), (B), (F), (I) or (J) of
Section 7.08(a).

      7.09 USE OF PROCEEDS.

      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock, except, in each case, in compliance with law (including Regulations U and X of the FRB).

      7.10 FINANCIAL COVENANTS.

      (a) Until the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baa1 or higher, respectively, as of the end of any fiscal quarter of the Parent, then:

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            (i) Consolidated Interest Coverage Ratio. Permit the Consolidated
      Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.

            (ii) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent;

                  (1) ending after the Closing Date, but prior to the earlier of the Acquisition Facility Letter of Credit Issuance Date and the Initial Acquisition Facility Loan Funding Date, to be greater than
            3.00 to 1.00.

                  (2) ending after the Acquisition Facility Letter of Credit
            Issuance Date, if any, but prior to the Initial Acquisition Facility Loan Funding Date, to be greater than 4.50 to 1.00.

                  (3) ending after the Initial Acquisition Facility Loan Funding
            Date, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2007, to be greater than 4.00 to 1.00.

                  (4) ending on or after October 1, 2007, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2008, to be greater than 3.50 to 1.00.

                  (5) at all other times, to be greater than 3.00 to 1.00.

      (b) Once the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baa1 or higher, respectively, as of the end of any fiscal quarter of the Parent, and thereafter:

            Consolidated Funded Indebtedness to Total Capitalization. Permit the Consolidated Funded Indebtedness to Total Capitalization Ratio, at any time, to be greater than 0.50 to 1.00.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT.

      Any of the following shall constitute an Event of Default:

      (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

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      (b) Specific Covenants. The Company or any other Loan Party fails to perform or observe any term, covenant or agreement contained in (i) Section 6.03(a) and such failure continues for 5 days after the earlier of a Responsible Officer becoming aware of such Default or notice thereof by the Administrative Agent or any Lender or (ii) Section 6.05 (with respect to corporate existence), or 6.10 or Article VII, or in Article XI; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of a Responsible Officer becoming aware of such Default or notice thereof by the Administrative Agent or any Lender; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

      (e) Cross-Default. The Parent or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but in any event beyond any period of grace or cure therein provided) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than $50,000,000, or (B) fails to observe or perform, beyond any period of grace or cure therein provided, any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

      (f) Insolvency Proceedings, Etc. The Parent or any Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

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      (g) Inability to Pay Debts; Attachment. (i) The Parent or any Subsidiary
(other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

      (h) Judgments. There is entered against the Parent or any Subsidiary (other than an Immaterial Subsidiary) a final judgment or order for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by insurance) and there is a period of 60 consecutive days during which (i) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect and (ii) such judgment or order has not been paid, vacated or discharged; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that would reasonably be expected to have a Material Adverse Effect or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to have a Material Adverse Effect; or

      (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the repayment in full of the Obligations), or purports to revoke, terminate or rescind any material provision of any Loan Document; or

      (k) Change of Control. There occurs any Change of Control.

      8.02 REMEDIES UPON EVENT OF DEFAULT.

      If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

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Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

      (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

      provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      Notwithstanding anything to the contrary in this Section 8.02, during the Acquisition Facility Loan Availability Period through the Initial Acquisition Facility Loan Funding Date, the Administrative Agent and the Lenders shall not be entitled to terminate Acquisition Facility Commitments except in connection with the occurrence of a Target Bankruptcy Event.

      8.03 APPLICATION OF FUNDS.

      After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article
III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

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      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

      Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX

                              ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORITY.

      Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER.

      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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      9.03 EXCULPATORY PROVISIONS.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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      9.04 RELIANCE BY ADMINISTRATIVE AGENT.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES.

      The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06 RESIGNATION OF ADMINISTRATIVE AGENT.

      The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Default or Event of Default shall have occurred or be continuing, the Company's consent (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, with, so long as no Default or Event of Default shall have occurred or be continuing, the Company's consent (which consent shall not be unreasonably withheld), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the

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other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

      Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC.

      Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

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      9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and
      (j), 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

      and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections
2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 GUARANTY MATTERS.

      (a) If any Domestic Subsidiary that has become a Domestic Guarantor solely because of the requirements of Section 6.11(a) or any Foreign Subsidiary that has become a Foreign Guarantor solely because of the requirements of Section 6.11(b), subsequently owns assets (book value) which constitute less than five percent (5.00%) of the aggregate book value of the Consolidated Assets for a period of two consecutive fiscal quarters or if a Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder, then such Domestic Subsidiary or

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Foreign Subsidiary shall be released as a Guarantor upon the written request of the Company and shall no longer be a Guarantor hereunder.

      (b) Subject to clause (a) above, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, to release any Guarantor from its obligations under Article XI. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under Article XI pursuant to this Section 9.10.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

            (d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (e) amend the definition of "Alternative Currency" without the written consent of each Lender;

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            (f) change any provision of this Section or the definition of
      "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (g) release all or substantially all of the Guarantors from their Obligations under Article XI without the written consent of each Lender;

      and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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      (b) Electronic Communications. Notices and other communications to the
Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

      (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, except that such parties may not rely on such notices if they do so in bad faith or if doing so would be grossly negligent or would constitute willful misconduct. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except for such losses, costs, expenses and liabilities that result from such parties' bad faith, gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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      10.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) but notwithstanding the foregoing, the Borrower shall not be responsible for the fees, charges or disbursements of more than one firm of legal counsel (and one local counsel in each applicable jurisdiction), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder but notwithstanding the foregoing, the Company shall not be responsible for the fees, charges or disbursements of one firm of legal counsel (and one local counsel in each applicable jurisdiction) and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section.

      (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Guarantor Bank, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel (and one local counsel in each applicable jurisdiction) for all Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Guarantor Bank Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Guarantor Bank Guaranty or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit or the Guarantor Bank Guaranty if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Guarantor Bank Guaranty, as applicable), (iii) any actual or alleged

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presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Loan Document.

      (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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      10.05 PAYMENTS SET ASIDE.

      To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 SUCCESSORS AND ASSIGNS.

      (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, provided, that none of the Loan Parties (except in connection with a transaction permitted under Section 7.04 hereunder), the Parent or the Company (or any Designated Foreign Borrower) may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to
it); provided that any such assignment shall be subject to the following conditions:

            (i) Minimum Amounts.

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                  (A) in the case of an assignment of the entire remaining
      amount of the assigning Lender's Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                  (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of a Revolving Commitment (and the related Revolving Loans thereunder) and in the case of an assignment of an Acquisition Facility Commitment (and the related Acquisition Facility Loans thereunder) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

            (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's Revolving Commitment and its Revolving Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Acquisition Facility Commitment and its Acquisition Facility Loans, and each such assignment by a Lender of any portion of its Acquisition Facility Commitment and its Acquisition Facility Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Revolving Commitment and its Revolving Loans, and the rights and obligations with respect thereto, assigned, except that this clause (ii) shall not apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans.

            (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                  (A) the consent of the Company (such consent not to be
            unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                  (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Acquisition Facility Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the

                                      108
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            Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Acquisition Facility Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

                  (C) the consent of the L/C Issuer (such consent not to be
            unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

                  (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

            (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Exhibit 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company's Subsidiaries.

            (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment

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and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      (e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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      (g) Notwithstanding anything to the contrary contained herein, any Lender
(a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) nothing herein shall entitle an SPC to have or receive any greater rights (including, without limitation, any greater payment under Section
3.01 or 3.04) than the applicable Lender would have been entitled to receive hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent as , and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.06, any SPC may (i) with notice to, but (except as provided below) without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC (it being agreed that each SPC shall be bound by the provisions of Section 10.7 to the same extent as if it were a Lender). This section may not be amended without the written consent of the SPC.

      (h) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

      (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days' notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from

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among the Lenders a successor L/C Issuer or Swing Line Lender hereunder;
provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

      10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

      Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

      For purposes of this Section, "Information" means all information received from the Parent or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary

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after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.08 RIGHT OF SETOFF.

      If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

      This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents

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constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.12 SEVERABILITY.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13 REPLACEMENT OF LENDERS.

      If (a) any Lender requests compensation under Section 3.04, (b) if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01,
(c) if any Lender is a Defaulting Lender, or (d) if any Lender fails to consent to any amendment to this Agreement requested by the Parent or the Company which requires the consent of all of the Lenders (or all of the Lenders affected thereby) and which is consented to by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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            (i) the Company shall have paid (or caused a Designated Foreign
      Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

            (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Foreign Subsidiary (in the case of all other amounts);

            (iii) such assignment does not conflict with applicable Laws; and

            (iv) if the replacement is being made pursuant to clause (d) above, the replacement financial institution shall consent to the requested amendment.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

      10.14 GOVERNING LAW; JURISDICTION; ETC.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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      (c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY HERETO
IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.15 WAIVER OF JURY TRIAL.

      EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

      In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Loan Party acknowledges and agrees, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to

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such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrower, any other Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person;
(iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising any of the Borrowers, the other Loan Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any of the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower and each other Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

      10.17 USA PATRIOT ACT NOTICE.

      Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      10.18 JUDGMENT CURRENCY.

      If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the

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applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

                                   ARTICLE XI
                                    GUARANTY

      11.01 THE GUARANTY.

      (a) Each of the Domestic Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent and each Lender and each Affiliate of a Lender that enters into a Swap Contract, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Each of the Foreign Guarantors hereby severally guarantees to each Lender and the Administrative Agent and each Lender and each Affiliate of a Lender that enters into a Swap Contract, as primary obligor and not as surety, the prompt payment of the Foreign Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each of the Foreign Guarantors hereby further agrees that if any of such obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Foreign Guarantors will, severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding the foregoing, a Foreign Guarantor shall not be required to guarantee any Obligation if, in the good faith judgment of the Borrower, doing so would give rise to an adverse tax consequence under Section 965 of the Code.

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

      (c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor (in its capacity as such) under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law.

      11.02 OBLIGATIONS UNCONDITIONAL.

      (a) The obligations of the Domestic Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or terminated.

      (b) The obligations of the Foreign Guarantors under Section 11.01 are several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Foreign Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each of the Foreign Guarantors agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Foreign Borrowers or any other Foreign Guarantor for amounts paid under this Article XI until such time as the Foreign Obligations have been irrevocably paid in full and the commitments relating thereto have expired or terminated.

      (c) Without limiting the generality of the foregoing subsections (a) and
(b), it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

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

            (ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap contract between any Loan Party and any Lender, or any Affiliate of a Lender or any other agreement or instrument referred to therein shall be done or omitted;

            (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien granted to, or in favor of, the Administrative Agent or any holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

            (v) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

      (d) With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers, consents and supplements to the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or the compromise, release or exchange of collateral or security, and all other notices whatsoever, and any requirement that the Administrative Agent or any holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

      11.03 REINSTATEMENT.

      Neither the Guarantors' obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations. In addition:

            (a) The obligations of each Domestic Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on demand for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such

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

      payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

            (b) The obligations of each Foreign Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Foreign Obligations is rescinded or must be otherwise restored by any holder of any of the Foreign Obligations, whether as a result of any Debtor Relief Law or otherwise, and each of the Foreign Guarantors agrees that it will indemnify the Administrative Agent and each holder of the Foreign Obligations on demand for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

      11.04 CERTAIN WAIVERS.

      Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrowers or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right, (c) it will not assert any defenses
(i) with respect to any change in the corporate existence or structure of any Borrower, (ii) with respect to any Law of any jurisdiction or any event affecting any term of the obligations of each Guarantor under this Article XI or
(iii) as a result or related to any other circumstance that might constitute a defense of any Borrower or any Guarantor, (d) it will not assert any claims or set-off rights that such Guarantor may have and (e) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Loan Documents or the other documents and agreements relating to the Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors' obligations hereunder unless as a result thereof, the Obligations shall have been paid in full and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Guarantors' obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

      11.05 REMEDIES.

      (a) The Domestic Guarantors agree that, to the fullest extent permitted by Law, as between the Domestic Guarantors, on the one hand, and holders of the Obligations, on the other

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hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of
Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 11.01.

      (b) Each of the Foreign Guarantors agrees that, to the fullest extent permitted by Law, as between the Foreign Guarantors, on the one hand, and the holders of the Foreign Obligations, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Guarantors for purposes of Section 11.01.

      11.06 RIGHTS OF CONTRIBUTION.

      (a) The Domestic Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have a right of contribution from each other Domestic Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Domestic Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

      (b) The Foreign Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each of the Foreign Guarantors shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Foreign Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

      11.07 GUARANTY OF PAYMENT; CONTINUING GUARANTEE.

      (a) The guarantee given by the Domestic Guarantors in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

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

      (b) The guarantee given by the Foreign Guarantors in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Obligations whenever arising.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                  BARR LABORATORIES, INC.,
                           a Delaware corporation

                           By:     Paul M. Bisaro
                                   -------------------------------------
                           Name:   Paul M. Bisaro
                                   -------------------------------------
                           Title:  President and Chief Operating Officer
                                   -------------------------------------

DOMESTIC GUARANTORS:       BARR PHARMACEUTICALS, INC.,
                           a Delaware corporation

                           By:     Paul M. Bisaro
                                   -------------------------------------
                           Name:   Paul M. Bisaro
                                   -------------------------------------
                           Title:  President and Chief Operating Officer
                                   -------------------------------------

                           BARR DISTRIBUTION COMPANY,
                           a Delaware corporation

                           By:     Paul M. Bisaro
                                   -------------------------------------
                           Name:   Paul M. Bisaro
                                   -------------------------------------
                           Title:  President
                                   -------------------------------------


                           DURAMED PHARMACEUTICALS, INC.,
                           a Delaware corporation

                           By:     Fred Wilkinson
                                   -------------------------------------
                           Name:   Fred Wilkinson
                                   -------------------------------------
                           Title:  President
                                   -------------------------------------

                           BANK OF AMERICA, N.A., as
                           Administrative Agent

                           By:     Angela Lau
                                   --------------------------
                           Name:   Angela Lau
                                   --------------------------
                           Title:  Assistant Vice President
                                   --------------------------

                           BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

                           By:     Richard C. Hardison
                                   --------------------------
                           Name:   Richard C. Hardison
                                   --------------------------
                           Title:  Vice President
                                   --------------------------